UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
August 5, 2015
Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
One AMD Place
P.O. Box 3453
Sunnyvale, California 94088-3453
(Address of principal executive offices) (Zip Code)
(408) 749-4000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

ù	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
ù	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
ù	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
ù	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 5, 2015, the Compensation and Leadership Resources Committee of the Board of Directors of Advanced Micro Devices, Inc. (the “Company”) approved equity awards with a target value (the “Target Value”) to each of the following named executive officers (as set forth in the Company’s most recent proxy statement filed with the U.S. Securities and Exchange Commission on March 12, 2015):

Target Value
Devinder Kumar, Chief Financial Officer, Senior Vice President and Treasurer	$2,000,000
Forrest E. Norrod, Senior Vice President and General Manager, Enterprise, Embedded and Semi-Custom Business Group	$2,000,000
Mark D. Papermaster, Chief Technology Officer and Senior Vice President, Technology and Engineering	$2,000,000

On August 6, 2015, the Board of Directors of the Company approved equity awards to Dr. Lisa T. Su, the Company’s Chief Executive Officer and President, having a Target Value as follows:

Target Value
Dr. Lisa T. Su, Chief Executive Officer and President	$6,000,000
The Target Value of each named executive officer’s equity awards will be converted into a mix of performance-based restricted stock units (“PRSUs”), time-based restricted stock units (“RSUs”) and stock options. The target number of PRSUs will be determined by dividing 50% of the Target Value by the average closing price of the Company’s common stock for the 180 days preceding the grant date (the “Conversion Price”), the number of stock options will be determined by converting 25% of the Target Value using the Conversion Price and a binomial factor determined in accordance with the Company’s equity valuation practices, and the number of RSUs will be determined by dividing 25% of Target Value by the Conversion Price. The equity awards will be granted under the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan, as amended and restated. The PRSUs will be granted on August 15, 2015. The stock options will be granted to Messrs. Kumar, Norrod and Papermaster on August 15, 2015, and to Dr. Su on December 26, 2015. The RSUs will be granted on December 26, 2015.
PRSUs. The number of PRSUs that may be earned is based on three-year compounded annual growth rate milestones related to the Company’s closing stock price that may be attained within the three-year performance period that begins August 15, 2015 and ends August 15, 2018 (the “Performance Period”), with the potential payout levels of PRSUs at 50%, 100%, 200% and 250% of the target number of PRSUs granted.
Any PRSUs earned pursuant to the attainment of a performance level shall vest 50% upon the compensation committee certification of the attainment of the performance level (provided, however, that no PRSUs may be earned or vest prior to August 15, 2016) and the remaining 50% shall vest at the end of the Performance Period, subject to the recipient’s continuous employment or service through each such vesting date.
Stock Options. The stock options will have an exercise price equal to 100% of the fair market value of the Company’s common stock on the grant date, and will vest 33 1/3% on the first anniversary of the grant date, and 8.33% per quarter over the next eight following quarters.
RSUs. The RSUs will vest 1/3 on each of the first, second and third anniversaries of the grant date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2015	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Devinder Kumar
	Name:	Devinder Kumar
	Title:	Chief Financial Officer, Senior Vice President & Treasurer